UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2019

SABRA HEALTH CARE REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue, Suite 550 Irvine, CA	92612
(Address of Principal Executive Offices)	(Zip Code)

(888) 393-8248

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	SBRA	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On May 21, 2019, Sabra Health Care REIT, Inc. (“Sabra”), Sabra Health Care Limited Partnership (the “Partnership”), Sabra Capital Corporation (“Sabra Capital” and, together with the Partnership, the “Issuers”), along with certain of Sabra’s other subsidiaries, priced and entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as representatives of the several underwriters named therein, pursuant to which the Issuers agreed to issue and sell $300.0 million aggregate principal amount of 4.80% senior notes due 2024 (the “Notes”) pursuant to an effective registration statement filed with the Securities and Exchange Commission (the “Commission”) on January 17, 2017 (File No. 333-215574), as amended by the Post-Effective Amendment No. 1, filed with the Commission on May 21, 2019. The offering is expected to close on May 29, 2019, subject to the satisfaction of customary closing conditions.

The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis, by Sabra and, initially, by certain of its subsidiaries. Excluding Sabra, each guarantor’s obligation to guarantee the Notes will be released if such guarantor is not a guarantor or is not otherwise liable in respect of any obligations under any credit facility (as defined in the prospectus supplement relating to the offering of the Notes) of Sabra or any of its subsidiaries, among other circumstances. In addition, Sabra Capital’s obligations as a co-issuer of the Notes will be released if Sabra Capital is not liable in respect of any obligations under the Issuers’ 5.5% senior notes due 2021 (the “2021 Notes”) or the Issuers’ 5.375% senior notes due 2023, among other circumstances.

Sabra intends to use the net proceeds from the offering, together with borrowings under its unsecured revolving credit facility, to redeem all of the 2021 Notes. Prior to redeeming the 2021 Notes, Sabra may temporarily repay borrowings outstanding on its unsecured revolving credit facility and/or invest in interest-bearing accounts and short-term, interest-bearing securities.

The foregoing description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to the complete terms of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1

Underwriting Agreement, dated May  21, 2019, by and among Sabra Health Care REIT, Inc., Sabra Health Care Limited Partnership, Sabra Capital Corporation, the subsidiary guarantors named therein, and BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities LLC, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/s/ Harold W. Andrews, Jr.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary

Dated: May 22, 2019